Exhibit 2.2

EXECUTION VERSION

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, dated as of October 25, 2004 (this “Amendment No. 1”), to that certain Agreement and Plan of Merger, dated as of September 23, 2004 (the “Merger Agreement”), by and among Envirosource Holdings LLC (renamed Mill Services Holdings LLC), a Delaware limited liability company, EI Acquisition Co., a Delaware corporation, Envirosource, Inc., a Delaware corporation, the Principal Company Stockholders named therein, the Stockholder Representative named therein and Wellspring Capital Partners III, L.P., a Delaware limited partnership (“Wellspring”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given such terms in the Merger Agreement.

RECITALS:

WHEREAS, Envirosource Holdings LLC filed an amendment to its Certificate of Formation on October 14, 2004, to change its name to Mill Services Holdings LLC; and

WHEREAS, the parties desire to amend the Merger Agreement in certain respects.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

AMENDMENTS

1.1 Amendments to Preamble and General. The reference in the preamble and all other references in the Merger Agreement to Envirosource Holdings LLC shall be replaced with references to Mill Services Holdings LLC. In addition, the reference to Wellspring as a New York limited partnership shall be amended to reflect that Wellspring is a Delaware limited partnership.

1.2 Amendments to Section 1.3

(a) The first sentence of Section 1.3(b) of the Merger Agreement shall be amended and restated in its entirety as follows:

“(b) At the Effective Time, the Certificate of Incorporation of the Company as the Surviving Corporation shall be amended and restated in its entirety to read the same as the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time, except that:

(i) Article FIRST of the Amended and Restated Certificate of Incorporation of the Surviving Corporation shall read as follows: “The name of this corporation is Mill Services Corporation”; and

(ii) Article FOURTH of the Amended and Restated Certificate of Incorporation shall read as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 2,500,000 shares of Common Stock, par value of $0.001 per share.”

(b) Section 1.3(c) of the Merger Agreement shall be amended and restated in its entirety as follows:

“(c) At the Effective Time, the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation (except that all references to Merger Sub in the Bylaws of the Surviving Corporation shall be changed to refer to Mill Services Corporation), until amended thereafter in accordance with applicable Law.”

1.3 Amendments to Section 2.2.

(a) The last four sentences of Section 2.2(a) of the Merger Agreement shall be deleted and replaced in their entirety as follows:

“At the direction of the Stockholder Representative, at or prior to the Effective Time, Parent shall deposit, or cause to be deposited, by wire transfer of immediately available funds, an aggregate amount of $1,573,342.24 of the Merger Consideration (the “Escrow Funds”) to an account set up one (1) Business Day prior to the Closing pursuant to the terms of the Escrow Agreement (as defined below). The Escrow Funds are equal to $20,000,000 (which is the Initial Cap plus the Initial Tax Cap) multiplied by the aggregate Pro Rata Interest of the Company Stockholders (other than the Principal Company Stockholders). The Escrow Funds shall be held in escrow pursuant to an escrow agreement in form and substance satisfactory to the Stockholder Representative (the “Escrow Agreement”). Pursuant to Section 9.2(c), the Escrow Funds shall be used to pay to the Principal Company Stockholders the Non-Executing Stockholders’ portion (based on each Non-Executing Stockholder’s Pro Rata Interest) of any indemnity payment to be made by the Principal Company Stockholders pursuant to the terms of, or as contemplated by, this Agreement and any other payment expressly provided by this Agreement (including payment of any additional Transaction Expenses and payment of the Stockholder Representative’s expenses pursuant to Section 10.2). Each beneficial holder of Company Common Stock (other than a Principal Company Stockholder) who duly executes and delivers to the Stockholder Representative a reimbursement agreement (the “Reimbursement Agreement”) in form and substance acceptable to the Stockholder Representative (each, an “Executing Stockholder”) no later than thirty (30) days following the Closing, shall receive its pro rata share (based on the number of shares of Company Common Stock such holder beneficially owned immediately prior to the Effective Time) of the Escrow Funds. If any beneficial holder of Company Common Stock does not so duly execute and deliver a Reimbursement Agreement to the Stockholder Representative prior to the expiration of such thirty-day period (each, a “Non-Executing Stockholder”), then such beneficial holder’s pro rata share (based on the number of shares of Company Common Stock such holder beneficially owned immediately prior to the Effective Time) of the Escrow Funds shall remain in escrow and shall be released only in accordance with the terms of the Escrow Agreement.”

(b) The first sentence of Section 2.2(d) of the Merger Agreement shall be amended and restated in its entirety as follows: “At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfer of underlying beneficial ownership of shares of Company Common Stock thereafter on the records of the Company.”

1.4 Amendment to Section 3.2(a). The second sentence of Section 3.2(a) of the Merger Agreement shall be amended and restated in its entirety as follows: “All issued and outstanding shares of Company Common Stock (collectively, the “Company Shares”) have been duly authorized and validly issued, are fully paid and nonassessable and, as of the date hereof, are held of record by The Depository Trust Company and/or GSC Recovery, Inc. (or its Affiliates), and, as of the Effective Time, will be held of record by The Depository Trust Company and/or the Principal Company Stockholders (or their respective Affiliates).”

1.5 Amendment to Section 9.2(a)(i). Section 9.2(a)(i) of the Merger Agreement shall be amended and restated in its entirety as follows:

“(i) the failure of any representation and warranty of the Company contained in this Agreement to be true and correct in all respects as of the date of this Agreement and as of the Closing Date; and”.

1.6 Amendment to Section 9.3(i). Section 9.3(i) of the Merger Agreement shall be amended and restated in its entirety as follows:

“(i) the failure of any representation and warranty of Parent or Merger Sub contained in this Agreement to be true and correct in all respects as of the date of this Agreement and as of the Closing Date; and”.

ARTICLE II

MISCELLANEOUS PROVISIONS

2.1 Interpretation. This Amendment No. 1 is an amendment to the Merger Agreement executed pursuant to Section 10.4(a) of the Merger Agreement. Subject to the approval of this Amendment by the holder(s) of a majority of the outstanding shares of Company Common Stock, the Merger Agreement shall be modified and amended in accordance with this Amendment. Except as expressly amended hereby, the provisions of the Merger Agreement are, and shall remain, unmodified and in full force and effect. Each future reference to “hereof, “herein”, “hereunder”, “hereby” and “this Agreement” shall refer to the Merger Agreement, as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Merger Agreement, as amended hereby, shall in all instances remain as September 23, 2004, and references to “the date hereof and “the date of the Agreement” shall continue to refer to September 23, 2004.

2.2 Successors and Assigns. All covenants and agreements in this Amendment No. 1 by the parties hereto shall bind and inure to the benefit of their respective successors and assigns.

2.3 Governing Law. This Amendment No. 1 shall be governed by and interpreted and enforced in accordance with the Laws of the State of New York, as applied to contracts made and performed within the State of New York, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York. Any controversy, dispute or claim arising under or in connection with this Amendment No. 1 (including the existence, validity, interpretation or breach hereof and any claim based on contract, tort or statute) shall be resolved in accordance with Section 10.7 of the Merger Agreement.

2.4 Counterparts. This Amendment No. 1 may be executed in any number of counterparts, and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Amendment No. 1 shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. The parties agree that the delivery of this Amendment No. 1 may be effected by means of an exchange of facsimile signatures with original copies to follow by mail or courier service.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No.1 to Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

ENVIROSOURCE HOLDINGS LLC

By:	/s/ William F.Dawson, Jr.
Name:	William F.Dawson, Jr.
Title:	Authorized Person

EI ACQUSITION CO.

By:	/s/ William F.Dawson, Jr.
Name:	William F.Dawson, Jr.
Title:	President, Secretary and Treasurer

ENVIROSOURCE, INC.

By:
Name:
Title:

Signature page to Amendment No.1 to Agreement and Plan of Merger

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

ENVIROSOURCE HOLDINGS LLC

By:
Name:
Title:

EI ACQUSITION CO.

By:
Name:
Title:

ENVIROSOURCE, INC.

By:	/s/ Leon Z. Heller
Name:	Leon Z. Heller
Title:	Senior Vice President

GSC RECOVERY, INC.

By:	/s/ Robert Hamwee
Name:	ROBERT HAMWEE
Title:	MANAGING DIRECTOR GSC PARTNERS

Signature page to Amendment No.1 to Agreement and Plan of Merger

GSC RECOVERY II, L.P.

By:	GSC Recovery II GP, L.P., its general partner

By:	GSC RII, LLC, its general partner

By:	GSCP (NJ) Holdings, L.P., its member

By:	GSCP(NJ), Inc., its general partner

By:	/s/ Robert Hamwee
Name:	ROBERT HAMWEE
Title:	MANAGING DIRECTOR GSC PARTNERS

GSC RECOVERY IIA, L.P.

By:	GSC Recovery IIA GP, L.P., its general partner

By:	GSC RIIA, LLC, its general partner

By:	GSCP(NJ) Holdings, L.P., its sole member

By:	GSCP (NJ), Inc., its general partner

By:	/s/ Robert Hamwee
Name:	ROBERT HAMWEE
Title:	MANAGING DIRECTOR GSC PARTNERS

GREENWICH STREET CAPITAL PARTNERS II, L.P.

By: Greenwich Street Investments II, L.L.C., its general partner

By:	/s/ Robert Hamwee
Name:	ROBERT HAMWEE
Title:	MANAGING DIRECTOR GSC PARTNERS

Signature page to Amendment No.1 to Agreement and Plan of Merger

CERBERUS PARTNERS, L.P.

By:	Cerberus Associates L.L.C., its general partner

By:	/s/ [ILLEGIBLE]
Name:
Title:

CERBERUS INTERNATIONAL, LTD.

By:	Partridge Hill Overseas Management LLC, its investment manager

By:	/s/ [ILLEGIBLE]
Name:
Title:

Signature page to Amendment No.1 to Agreement and Plan of Merger

COLUMBIA HIGH YIELD OPPORTUNITY FUND

By:	/s/ Thomas LA Pointe
Name:	Thomas LA Pointe
Title	SVP

COLONIAL INTERMEDIATE HIGH INCOME FUND

By:	/s/ Thomas LA Pointe
Name:	Thomas LA Pointe
Title:	SVP

COLONIAL ADVISORY SERVICES CBO I LTD.

By:	/s/ Thomas LA Pointe
Name:	Thomas LA Pointe
Title:	SVP

COLUMBIA LIBERTY FUND

By:	/s/ Thomas LA Pointe
Name:	Thomas LA Pointe
Title:	SVP

Signature page to Amendment No.1 to Agreement and Plan of Merger

GSC RECOVERY, INC., as Stockholder Representative

By:	/s/ Robert Hamwee
Name:	ROBERT HAMWEE
Title:	MANAGING DIRECTOR GSC PARTNERS

WELLSPRING CAPITAL PARTNERS III, L.P., as Guarantor

By:	WCM GENPAR III, L.P., its general partner
By:	WCM GENERAL III GP, LLC, its general partner

By:
Name:
Title:

Signature page to Amendment No.1 to Agreement and Plan of Merger

GSC RECOVERY, INC., as Stockholder Representative

By:
Name:
Title:

WELLSPRING CAPITAL PARTNERS III, L.P., as Guarantor

By:	WCM GENPAR III, L.P., its general partner
By:	WCM GENPAR III GP, LLC, its general partner

By:	/s/ William F. Dawson, Jr.
Name:	William F. Dawson, Jr.
Title:	Member

Signature page to Amendment No.1 to Agreement and Plan of Merger